SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1993

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   JULY 2, 1996

                            F&M NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

           VIRGINIA                   0-5929              54-0857462
(State or other jurisdiction of     (Commission       (I.R.S. Employer
incorporation or organization)      File Number)      Identification No.)

                                38 ROUSS AVENUE
                           WINCHESTER, VIRGINIA 22601
          (Address of principal executive offices, including zip code)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (540) 665-4200


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ITEM 5.  OTHER EVENTS

     The consolidated financial statements of F&M National Corporation, a Virginia corporation ("F&M"), restated to reflect the acquisition of FB&T Financial Corporation, Fairfax, Virginia ("FB&T"), are included in Exhibit 99.1 of this filing and include the consolidated balance sheets of F&M and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993, and the report of Yount, Hyde & Barbour, P.C., independent auditors, dated January 31, 1996 thereon, except for Notes 10 and 21, as to which the date is April 22, 1996.

     On March 29, 1996, F&M acquired FB&T through the statutory merger of FB&T with and into F&M (the "Merger"). The Merger was accounted for as a pooling of interests business combination. FB&T was the holding company for Fairfax Bank & Trust Company, a Virginia chartered banking corporation with eleven banking offices in the Fairfax and Prince William County area of Northern Virginia.

     For additional information concerning the Merger, reference is made to Note 10 of the restated consolidated financial statements of F&M filed herewith. See also the Registration Statement on Form S-4 (No. 333-363) filed by F&M and declared effective on March 1, 1996 and F&M's Current Report on Form 8-K, dated April 11, 1996.

     F&M is filing this Report in connection with its proposed acquisition of Allegiance Banc Corporation, Bethesda, Maryland. For additional information, see
Note 21 of the restated consolidated financial statements of F&M filed herewith and F&M's Current Report on Form 8-K dated April 22, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibit Index

     Exhibit No.          Description of Exhibit

     23             Consent of Yount, Hyde & Barbour, P.C.

     99.1 Restated consolidated balance sheets of F&M National Corporation and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993, and the report of Yount, Hyde & Barbour, P.C., independent auditors, dated January 31, 1996 thereon, except for Notes 10 and 21, as to which the date is April 22, 1996.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        F&M NATIONAL CORPORATION


Dated:   July 2, 1996                   By: /s/ ALFRED B. WHITT
                                            Alfred B. Whitt
                                            Senior Vice President and Secretary

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